SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 1, 2011

AMBICOM HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	333-153402	26-2964607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 River Oaks Parkway
San Jose, California	95134-1916
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 321-0822

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On February 1, 2011, AmbiCom Technology, Inc. (“ATI”), a wholly-owned subsidiary of AmbiCom Holdings, Inc. (the “Registrant”) entered into a Stock Purchase Agreement (the “Agreement”) with E-Care Technology, Inc., a Taiwan corporation (the “E-Care”).  Pursuant to the Agreement, ATI will acquire all of E-Care’s outstanding shares in consideration for: (i) the sum of $600,000, payable at the Closing; and (ii) twelve (12) months following the closing of the transaction, a number of shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), equal to E-Care’s worldwide revenues (the “Revenues”), excluding North and South America, for the one year period following the closing.  If E-Care fails to obtain twenty percent (20%) gross margin of profit on the Revenues, the Board of Directors shall have sole discretion in determining the number of shares of Common Stock to issue to E-Care.

The consummation of the acquisition is subject to several conditions including due diligence, the delivery of audited financial statements on or before March 31, 2011 and approval by the stockholders and creditors of E-Care.  The Agreement also contains customary representations, warranties and covenants of ATI and E-Care for like transactions.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits: The disclosures set forth under Item 9.01 (a) and (b) are incorporated by reference into this Item 9.01 (d).

Exhibit #	Description
10.1	Form of Stock Purchase Agreement by and between AmbiCom Technology, Inc. and E-CARE Technology Co., Ltd.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

AMBICOM HOLDINGS, INC.

Date: February 7, 2010	By:	/s/ John Hwang
John Hwang
Chief Executive Officer

Exhibit Index
Exhibit #	Description
10.1	Form of Stock Purchase Agreement by and between AmbiCom Technology, Inc. and E-CARE Technology Co., Ltd.